EXHIBIT 99

FORM 4 - JOINT FILER INFORMATION

NAME:	KPN TELECOM B.V.

ADDRESS:	MAANPLEIN 55
2516 CK THE HAGUE
THE NETHERLANDS

DESIGNATED FILER:	KONINKLIJKE KPN N.V.

ISSUER & TICKER SYMBOL:	EUROWEB INTERNATIONAL CORP. (EWEB)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:	APRIL 28, 2004

SIGNATURE:	KPN TELECOM B.V.

BY: KONINKLIJKE KPN N.V.,
ITS SOLE DIRECTOR

BY:	/s/ M.G. ROOVERS, BY POWER OF ATTORNEY
NAME: M.G. ROOVERS
TITLE: SENIOR LEGAL COUNSEL